UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012 (January 3, 2012)

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                     Termination of a Material Definitive Agreement.

On January 3, 2012, Pacira Pharmaceuticals, Inc., a California corporation (“PPI-CA”) and a wholly owned subsidiary of  Pacira Pharmaceuticals, Inc., a Delaware corporation and the registrant (the “Company”) received from EKR Therapeutics, Inc. (“EKR”) a notice of termination (the “Notice”) of the Amended and Restated Strategic Licensing, Distribution and Marketing Agreement (the “License Agreement”), dated October 15, 2009, by and between EKR and PPI-CA and the Amended and Restated Supply Agreement (the “Supply Agreement”), dated October 15, 2009, by and between EKR and PPI-CA.  Pursuant to the License Agreement and Supply Agreement, PPI-CA manufactures and supplies DepoDur to EKR, and EKR has exclusive distribution rights to DepoDur in North America, South America and Central America.  Pursuant to the terms of the License Agreement, the termination of the License Agreement will be effective 180 days from the date of the Notice (the “Notice Period”), however EKR has requested a shorter Notice Period.  Pursuant to the terms of the Supply Agreement, it will terminate concurrently with the termination of the License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2012	PACIRA PHARMACEUTICALS, INC.

		By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer